Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814 PH 301.941.1500, FX 301.941.1553 www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES ANNOUNCES DEPARTURE OF

HANS S. WEGER, CHIEF FINANCIAL OFFICER

BETHESDA, MD, September 27, 2010 – LaSalle Hotel Properties (NYSE:LHO) today announced that it and Hans S. Weger, the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer, agreed that Mr. Weger’s employment with the Company would terminate no later than February 28, 2011. Mr. Weger will continue to serve as the Company’s Chief Financial Officer for the transitional period, during which the Company will hire an individual to succeed Mr. Weger. The Company, in its discretion, may shorten the transitional period and accelerate the separation date to a date earlier than February 28, 2011.

“After 12 years of great service, Hans was interested in pursuing new opportunities and challenges. The board of directors and I are grateful to him for his years of contributions to all LHO stakeholders and his many accomplishments,” said LHO President and Chief Executive Officer Michael D. Barnello. “On behalf of the Board and management team, we wish him continued success in his future endeavors.”

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 34 upscale full-service hotels, totaling over 9,200 guest rooms in 15 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts and HEI Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “will,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Michael D. Barnello, LaSalle Hotel Properties – 301/941-1500

Alfred L. Young, Jr., LaSalle Hotel Properties – 301/941-1500

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www.lasallehotels.com